Form C

Cover Page

Name of issuer:

Solstar Space Company.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/1/2017

Physical address of issuer:

150 Washington Avenue
Santa Fe NM 87501

Website of issuer:

http://solstar.net

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 1.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/21/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$6,917.00	$0.00
Cash & Cash Equivalents:	$47.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$14,672.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($13,755.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Solstar Space Company.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
M. Brian Barnett	CEO	Solstar Space Company.	2017
Mark Matossian	COO/Entrepreneurial Operations	Google	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
M. Brian Barnett	President	2017
M. Brian Barnett	CEO	2017
M. Brian Barnett	Secretary	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
M. Brian Barnett	6400000.0 Common stock	86.95

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The commercial spaceflight industry is in its early stages. A spacecraft accident resulting in the death of a paying commercial customer too early after commercial flights have begun could have negative impact on Solstar's ability to sell its services. The federal government may stop commercial flights while the accident is investigated.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Not all proposals to NASA and the DoD will convert into contracts. The company has already made proposals that have been and have not been converted into contracts.

Changes in political climate can have impacts on the space industry and funding. These factors may be outside of the company's control but affect it's operations. As up to 60% of Solstars early revenues will come from budget contracts, government budgets may have a large affect on their business.

The company's success depends on the efforts of a small management team, namely the founder. The loss of services of him may have an adverse effect on the company. There can be no assurance that the company will be successful in attracting and retaining other personnel they require to successfully grow our business.

The company relies heavily on their technology and intellectual property, but may be unable to adequately or cost-effectively protect or enforce their intellectual property rights, thereby weakening their competitive position and increasing operating costs.

The Company may face competition with respect to our key products that we seek to develop or commercialize in the future. These competitors may also in the future compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

The Company's business model is dependent on relationships with other companies and organizations without the space industry. Should those relationships be damaged or removed entirely, the company could have difficulty generating revenue and ultimately operating.

Purchasers will not have the right to vote upon matters of the Company even if and when their SAFEs convert into preferred units. In addition, at the moment the founder M. Brian Barnett controls 86.95% of the voting power in the company. Thus, Purchasers may be able to exert more limited control over the company than if they had voting rights.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 85% -- Product Development of our software app (charlie app), small sat space communicators, flight communicator, space station router

10% -- Fundraising

5% -- Wefunder Intermediary Fee

If we raise: **$1,070,000**

Use of Proceeds: 65% -- Product Development of our software app (charlie app), small sat space communicators, flight communicator, space station router

20% -- Sales and marketing

10% -- Fundraising

5% -- Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$7.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $7,000,000 and a discount rate of 85%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	7,360,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	669,000

Describe any other rights:

Investors in the Wefunder SAFE will receive preferred stock, which do not have voting rights but do have liquidation preferences over preferred stock holders. The outstanding options will convert to common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	SolStar Energy Devices LLC.
Issue date	05/01/17
Amount	$10,000.00
Outstanding principal plus interest	$10,000.00 as of 06/20/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan with SolStar Energy Devices LLC, a company owned wholly by Solstar Space Company's CEO, M. Brian Barnett. This loan has increased in principal balance since it was originally issued, and has no formal terms. It is expected to be repaid as Solstar Space Company becomes profitable.

Convertible Note

Issue date	08/24/17
Amount	$10,000.00
Interest rate	3.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	08/25/18

Convertible promissory note with ManSat Limited. Automatic conversion occurs if the company issues preferred stock for proceeds of at least $250,000 (Qualified Event). The note shall automatically convert into paid and nonassessable shares of the preferred stock in such qualified event issued at a conversion price of 80% of the price per share paid by the other purchases of the preferred stock. Manual conversion occurs if, prior to a qualifiing event, the company consummated a round of equity financing by selling shares of its preferred stock but not enough to be considered a Qualified Event, then, the outstanding principle amount of this note shall be convertible at the option of investor into fully paid and nonassessable shares of such Preferred Stock at a price per share equal to the price per share paid by other purchases of Preferred Stock in such financing.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2017	Section 4(a)(2)	Common stock	$46,000	General operations
8/2017	Section 4(a)(2)	Convertible Note	$10,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has an operating lease with Regus for its office located in Sante Fe, New Mexico. The lease was entered by a related party, SolStar Energy Devices LLC., and the payments were assumed by The Company. SolStar Energy Devices LLC., is an entity that is wholly owned by The Company's CEO, M. Brian Barnett. The lease was entered into on August 10, 2016, renewed on Auguest 10, 2017 and expires on August 10, 2018. The Company moved into the property in May 1, 2017. There are no formal terms associated with this capital, although there is an expectation that it be repaid as Solstar Space Company becomes profitable. As of June 2018, the total amount owed to SolStar Energy Devices LLC to Solstar Space Company is $10,000.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Private space companies don't have the billion-dollar infrastructure of NASA. As a result, the commercial space industry lacks a simple space-to-ground communications solution. As an internet service company providing the first-ever commercial Wi-Fi for these companies, we connect space to earth through patent-pending satellite technology. By making cosmic communication easy, we're doing our part to make commercial space travel safer, easier, and more feasible.

With one spaceflight down in 2018 and one more to go, plus a contract with NASA to put a router on the International Space Station, our ambition is to be a part of every commercial space flight in the future. This will make communication, experiments, and travel easier. By proving our effectiveness to multiple commercial space companies, we'll build Solstar into an internationally recognized brand that will be a very attractive acquisition target for the rapidly-growing private space race.

Milestones

Solstar Space Company. was incorporated in the State of Delaware in March 2017.

Since then, we have:

- Provided the first commercial Wi-Fi in history on Jeff Bezos' Blue Origin's New Shepard rocket.
- Only FCC cleared solution for commercial internet and Wi-Fi in space.
- Signed a Space Act Agreement with NASA to test our internet and wi-fi technologies in space, including developing a preliminary design for a commercial space router for the International Space Station.
- Founder has 30+ years of experience in the commercial space industry, including decades at NASA.
- Patent pending on our technology.
- We have established business relationships with all the main commercial rocket developers.

Historical Results of Operations

Our company was organized in March 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $0.

- *Assets*. As of December 31, 2017, the Company had total assets of $6,917, including $47 in cash.

- *Net Loss*. The Company has had net losses of $13,755 for 2017.

- *Liabilities*. The Company's liabilties totaled $14,672 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $46,000 in equity and $10,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Solstar Space Company. cash in hand is $4,000, as of April 2018. Over the last three months, revenues have averaged $1,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $500/month, for an average net margin of $500 per month. Our intent is to be profitable in 24 months, as we expect both revenues and expenses to increase as we ramp up operations and execute on the contracts that we have, and that we are in the process of securing.

There have been no changes or trends in our finances or operations that have occurred since the date that our financials cover.

We expect to have some revenues in the form of state or federal grants during the next 3-6 months. There is a possibility of revenues from contracts with government agencies such as NASA and the DOD, which is how we hope to be profitable in 24 months. There is a possibility to achieve revenues from international contracts.

To date, the company has been financed by friends and family contributions as personal loans to the founder, as well as through an equity fundraise. The company has also received in-kind engineering services from Los Alamos National Laboratory, and IP from a SolStar Energy Devices LLC, a company owned wholly by the founder of Solstar Space Company. The company plans to raise more capital in up to 12 months, in a larger round of funding from strategic partners. These conversations are already underway, as many of these strategic partners are already business partners.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://solstar.net/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

M. Brian Barnett
Mark Matossian

Appendix E: Supporting Documents

FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN SOLSTAR SPACE COMPANY

The first commerical Wi-Fi in space


BLUE ORIGIN

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$7.5M valuation cap | **10**% discount

A SAFE gives you the right to future shares in Solstar Space Company. If you invest, you're betting the company will be worth more than $7.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $7M Valuation Cap & 15% Discount
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $7M valuation cap & 15% discount.

INVESTOR PERKS

$500+ Get an official limited addition WiFi In Space Mission Patch

$1,000+ Official Glossy Solstar Team photo taken in front of the New Shepard rocket on April 29th, 2018, after the historic WiFi in Space flight.

$2,500+ Official Solstar WiFi in Space T-Shirt

$5,000+ Meet the Solstar Team; Phone call from Solstar CEO to discuss commercial space!

$10,000+ VIP Invitation to view to Solstar’s next WiFi in Space launch (hurry! We're on the next flight!)

$100,000+ "Back Stage Pass" at Solstar's next WiFi in Space launch (hurry! We're on the next flight!)

"Private space companies don't have the billion-dollar infrastructure of NASA. As a result, the commercial space industry lacks a simple space-to-ground communications solution. As an internet service company providing the first-ever commercial Wi-Fi for these companies, we connect space to earth through patent-pending satellite technology. By making cosmic communication easy, we're doing our part to make commercial space travel safer, easier, and more feasible.



M. Brian Barnett
FOUNDER & CEO, SOLSTAR SPACE COMPANY

OUR AMBITION

With one spaceflight down in 2018 and one more to go, plus a contract with NASA to put a router on the International Space Station, our ambition is to be a part of every commercial space flight in the future. This will make communication, experiments, and travel easier. By proving our effectiveness to multiple commercial space companies, we'll build Solstar into an internationally recognized brand that will be a very attractive acquisition target for the rapidly-growing private space race.

KEY FACTS

- Provided the first commercial Wi-Fi in history on Jeff Bezos' Blue Origin's New Shepard rocket.
- Only FCC cleared solution for commercial internet and Wi-Fi in space.
- In November 2013, we sent the first-ever commercial text message to space.
- Signed a Space Act Agreement with NASA to test our internet and wi-fi technologies in space, including developing a preliminary design for a commercial space router for the International Space Station.
- Founder has 30+ years of experience in the commercial space industry, including decades at NASA.
- Patent pending on our technology.
- We have established business relationships with all the main commercial rocket developers.
- Through our founder's experience, we have business relationships and C-level contacts with most commercial satellite operators.

solstar.net

TECH SOFTWARE INFRASTRUCTURE

Why I Like Solstar Space Company

I flew on the Space Shuttle three times in the 1980s. I like Solstar because with a reliable internet connection, researchers and technicians on the ground can expand their ability to control hardware and software in space as companies like Blue Origin and SpaceX take flight. With the kind of Wi-Fi Solstar wants to make available, they can be virtually there. I would put it in these terms: There are unique aspects of space travel — absence of gravity, infinite vacuum, the views we don't have under this filter of atmosphere — and turning those things to human benefit and use is up to the human imagination. Solstar's services would have been very helpful for me as a commercial astronaut on the Space Shuttle.



Charlie Walker

WORLD'S FIRST COMMERCIAL ASTRONAUT AND SOLSTAR ADVISOR

THE BUZZ ABOUT SOLSTAR SPACE COMPANY

Space tourism is getting close, with suborbital and eventually orbital flights. The idea that people will be able take a picture in flight and send it to friends and family is exciting. Everyone wants that Kodak moment looking down at Earth from 65 miles up.



Leonard David

Space Author

Solstar is building a commercial solution. We're excited about that.



Matt Napoli

Vice President of in-space operations at the International Space Station

Solstar's technology could provide a critical boost to nearly every endeavor in the new age of commercial space, from research and manufacturing to rocket-based travel across the globe.



Kevin Robinson-Avila

Writer for Albuquerque Journal

Brian is meeting a real market need. Demand is pulling his technology forward.



Christopher Stott

Chairman and CEO of satellite communications firm Mansat

FOX NEWS

Commercial space travelers will soon be able to send a tweet from space

Customers, passengers, and employees have grown to expect access to the Internet wherever they are. Many businesses and individuals can't get anything done without it. So as billionaires like Jeff Bezos and Elon Musk work to make commercial space travel not

June 20, 2018 @ foxnews.com

SAN FRANCISCO BUSINESS TIMES

NASA teams up with Santa Fe's SolStar - Albuquerque Business First

In space, nobody can hear you scream about how slow your Wi-Fi is. Enter Solstar Space Co., a Santa Fe-based startup specializing in commercial internet services. It officially became its own corporation last May and was founded by former NASA scientist Brian

May 28, 2018 @ bizjournals.com

New Mexico firm hopes to offer Wi-Fi for space travelers

Solstar CEO M. Brian Barnett recently secured a ride for a router aboard a reusable New Shepard rocket built by the commercial space company created by Amazon founder Jeff Bezos. A test flight out of West Texas was successful Sunday.
May 28, 2018 @ kob.com

New Mexico business Solstar trying to bring Wi-Fi to space

CLOSE In space, no one connects to Wi-Fi except NASA, and its service has been compared to the speed of a dial-up connection. M. Brian Barnett, founder and CEO of a small, Santa Fe-based tech firm called Solstar Space Co., thinks he can change all that.
May 28, 2018 @ lcsun-news.com

Company developing Wi-Fi system for space

Solstar is developing a Wi-Fi network for space using a high-tech modem and series of satellites
May 4, 2018 @ yahoo.com

Company developing Wi-Fi system for space

Solstar is developing a Wi-Fi network for space using a high-tech modem and series of satellites
May 4, 2018 @ msn.com

Wi-Fi in Space, Spacecraft Technologies Launched on Blue Origin Rocket

Solstar's space communicator services aim to securely and conveniently connect people and technology in space to Earth via any internet connected device. Named for Apollo 17 astronaut and U.S. Senator, Harrison "Jack" Schmitt, the Schmitt Space Communicator
May 1, 2018 @ nasa.gov

Outer space gets its first Wi-Fi-based ISP | Wi-Fi NOW Events

By Stephanie Bergeron Kinch, Wi-Fi NOW Staff Writer When will a tourist take the first selfie in space? Brian Barnett hopes it's soon - and he hopes his Wi-Fi technology will be used to beam it back to Earth.
April 30, 2018 @ wifinowevents.com

New Mexico Firm Hopes to Offer Wi-Fi for Space Travelers

A small New Mexico-based firm is hoping to join NASA in offering Wi-Fi in space. The Santa Fe New Mexican reports Solstar Space Co. of Santa Fe, New Mexico, is working to create reliable internet connections in space for everyone, starting in the orbital realm. Solstar
April 30, 2018 @ usnews.com

Blue Origin rocket tests secret 'space communicator' to deliver selfies, FaceTime from orbit | CBC News

Welcome to The National Today newsletter, which takes a closer look at what's happening around some of the day's most notable stories. Sign up here and it will be delivered directly to your inbox Monday to Friday.
April 30, 2018 @ cbc.ca

New Mexico firm hopes to offer Wi-Fi for space travelers

SANTA FE, N.M. (AP) - A small New Mexico-based firm is hoping to join NASA in offering Wi-Fi in space. The Santa Fe New Mexican reports Solstar Space Co. of Santa Fe, New Mexico, is working to create reliable internet...
April 29, 2018 @ seattletimes.com

Santa Fe business trying to bring Wi-Fi to space

In space, no one connects to Wi-Fi except NASA, and its service has been compared to the speed of a dial-up connection. M. Brian Barnett, founder and CEO of a small, Santa Fe-based tech firm called Solstar Space Co., thinks he can change all that.
April 28, 2018 @ santafenewmexican.com

SF's Solstar pioneers space-to-Earth communications

Copyright © 2018 Albuquerque Journal The countdown has begun for launch of the world's first commercial Internet and phone service in space, courtesy of Solstar Space Co. in New Mexico. The Santa Fe-based firm's new Schmitt Space Communicator is now
March 21, 2018 @ abqjournal.com

An Earth-to-LEO comms revolution in the making

Ralph Ewig was coordinating communications for SpaceX Dragon cargo flights to the International Space Station when he realized the growing commercial space industry would need its own data-relay network.
March 21, 2018 @ spacenewsmag.com

Here's everything you need to know about Solstar's communicator which will connect space to Earth

Planning to go into space as a tourist or a scientist? The Solstar Space Co - a Santa-Fe based company in New Mexico - has invented a device called the Schmitt Space Communicator (SSC) to do just that. The SSC will be the world's first commercial web and
February 5, 2018 @ ibtimes.co.in

Solstar plans give space payloads access to the internet - SpaceNews.com

SAN FRANCISCO - Early next year, Solstar Space plans to demonstrate the first commercial internet link in space by connecting experimental payloads traveling in Blue Origin's New Shepard suborbital capsules with researchers on the ground. NASA is
October 10, 2017 @ spacenews.com

New Mexico company to provide internet for space tourists

SANTA FE, NM (KRQE) - At a small workshop in Santa Fe, New Mexico, Solstar Space CEO M. Brian Barnett and VP Gary Ebersole hover over an empty microwave sized black carbon-fiber box. On top of the box is an electronics assembly, an assortment of electrical
August 17, 2017 @ krqe.com

We Recently Became the First Commercial Wi-Fi in Space

When Jeff Bezos and the rest of the Blue Origin team sent their New Shepard 2.0 rocket and capsule 66 miles into space on April 29, 2018, they helped us make history. On the rocket's ascent, a tweet sent via the onboard Solstar Wi-Fi equipment connected to our satellites became the first commercial tweet posted from space. On that flight, we also became the first commercial Wi-Fi and internet service provider in space. It was a big day. With another Blue Origin flight planned and a contract to test a Solstar internet router on the International Space Station as early as 2019, we soon hope to be a crucial mainstay for every commercial flight in space.


BLUE ORIGIN

Jeff Bezos (kneeling) with Solstar CEO Brian Barnett and the rest of the Blue Origin team celebrating the first commercial Wi-Fi in space.

Space Wi-Fi is Extremely Complicated


CONNECTING PEOPLE
AND THINGS IN SPACE
TO EARTH

There's a reason why none of the new commercial space companies have developed their own onboard Wi-Fi yet -- the technology is really complex. It's not just functionality of the equipment, but also the calibrations necessary to connect a rapidly-moving rocket to our satellites.

No company has the billion-dollar infrastructure of NASA that allows them to easily communicate with Earth. But this technology is massively important for the future of commercial space travel. It will make experiments, planning, and basic travel infinitely easier. As space travel becomes more popular, this communication will be vital to safe, widespread interstellar trips.

This is where our founder, Brian Barnett, comes in. As a 30-year veteran of the commercial space industry who started his career at NASA, he's one of the few people on the planet qualified to lead the charge on this ambitious technology. See the picture to the right? That's Brian on the Space Shuttle in 1991.

Because there are less than 5 commercial space companies in the U.S., this experience is crucial to our success. Brian has built the relationships necessary to get in the door with these companies -- already demonstrated with Jeff Bezos and Blue Origin -- plus the technical expertise to deliver on those relationships.





Let's Connect Earth to Space Together

Dear Investors,

We at Solstar are very enthused to offer this opportunity to raise investment on Wefunder. We believe we truly are at an inflection point in the history of commercial space industry and we are happy to bring this opportunity to others who share our view.

I, like probably many of you, have dreamed of being an astronaut since I was a boy watching the Apollo moon landings on black and white TV with my Mom and Dad. Well, I have done my best to follow my dream. I began trying to get a job at NASA starting in college. This was during the space shuttle days in the 1980s, and I wanted to be a commercial astronaut at NASA when this idea was just happening. During spring break my senior year, I went to see Deke Slayton, one of the original Mercury astronauts (The Right Stuff) who had his own rocket company at that time. His small company was not needing people, but he was so gracious and made some calls to his comrades at NASA Houston that day. No jobs to be had in Houston that trip.

Then I moved to Huntsville, Alabama not knowing anyone, but with a graduate scholarship in hand and the will to find a NASA job. I was really feeling discouraged-- I needed to somehow get on base to interview at NASA but knew nobody there. So one day, I called Deke Slayton back in Houston from a payphone in the university library. I asked him if he had any friends at NASA Marshall that I could call to at least get on base and start a dialogue. He gave me a couple of managers' names, so I got on the phone and called them and was able to score some interviews. Five months later, I received that most beautiful call from Jim Downey at the Payload Projects Office welcoming me aboard at NASA. That was one of the best days of my life! I am forever grateful to Deke Slayton and Jim Downey! Rest in peace, both of you.

My first day at NASA was January 5, 1987, and I will always remember that day. I finally was given my chance at NASA.

Solstar Space represents a culmination of my 30-year career at NASA, the mobile satellite services industry, and in the commercial space industry. Because of that experience, I think I'm the most qualified person on the planet to make the Solstar vision happen.

Thank you for taking the time to evaluate the Solstar investment opportunity and for having the confidence in me and our team. I can assure you that if you invest, this will be an exciting ride as we help create commercial communications for the commercial space industry of the future together.

Very Truly Yours,

M. Brian Barnett

President and CEO

Our Progress So Far

With a successful Wefunder raise, we'll dedicate most of the investment dollars to the product development of our software app, small satellite space communicators, flight communicators, and a router for the International Space Station. We'll also be able to increase our sales and marketing efforts, allowing us to open more accounts with more commercial space companies.

- **2013** — **Founder Brian Barnett Sends First-Ever Commercial Text Message to Space**
- **2017** — **NASA Contract for Space Station Internet Signed**
- **2017** — **Patent Filed For Our Technology**
- **2017** — **Solstar Space Co. Officially Incorporates**
- **2017** — **FCC Clearance for Solstar Space Communicator SC-1x**
- **March 2018** — **First Commercial Tweet Posted From Space**
  Aboard Blue Origin's New Shepard 2.0 rocket, we also become the first commercial internet service provider and commerical Wi-Fi service in space.
- **April 2018** — **Second Blue Origin Wi-Fi Flight Test**
- **July 2018** — **Commercial Wi-Fi Service Debut for Suborbital Spacecraft**
- **2019** — **Prototype Rollout**
  We aim to roll out prototypes for payload access, a management app, and a SmallSat space communicator.
- **2019** — **International Space Station Test of Solstar Router**
- **2020**

We're at a Unique Time in Commercial Space Travel

Solstar wouldn't have been possible even 10 years ago. But with the rise of private commercial space companies like Blue Origin, Space X, and Virgin Galactic, there's a new need for specialized services within space travel. As a service company, our revenue model will be either wholesale contracts or charging by usage, similar to the Wi-Fi services provided on airplanes. This way, we'll be able to work with multiple contracts and bring in consistent recurring revenue.


Commercial Space Communications
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SmallSats
Space tourism
Commercial space stations

Meet the Founders



M. Brian Barnett

Founder & CEO

As a serial entrepreneur, I have invested and risked millions of my own money starting, growing, closing, and re-building technology companies. I will be honest/wise steward of our investors' money.



Michael Potter

Co-founder & Chairman of the Board of Advisors

Senior Fellow- International Institute of Space Commerce, Entrepreneur, Social Enterprise Advisor



Mark Matossian

Co-Founder & COO

Operations Executive specializing in engineering, business, international operations, and aerospace

AND THE REST OF THE TEAM



Charles D. Walker

Advisor

World's First Commercial Astronaut, Career in aerospace industry since 1977



Christopher Stott

Board of Advisors

Experienced CEO in space, satellite, and telecommunications industries. MSS in Space Sciences



Kristina Korsholm

Branding

Co-creator and editor in chief of Street Eye Magazine, Editor in chief of LA-based Blue Sky Magazine



Ian Kelly

Senior Programmer



Charlie Whetsel

Senior Linux Programmer

Senior Site Reliability Engineer-Linkedin, Skilled in Linux Administration, Programming, Integration



Stephen Barnett

Senior Customer Service Representative

Bachelor of Business Administration

Interview

Wefunder interviewed M. Brian Barnett on April 18, 2018.

– COLLAPSE ALL

WF: What is Solstar?

BARNETT: Solstar is revolutionizing the way we communicate in space by bringing commercial WiFi to payloads and people in space for the first time. In essence, we are helping space-based assets like satellites and commercial manned spacecraft better communicate with people and sites on Earth through Wi-Fi. The commercial space industry lacks a simple space-to-ground communications solution, everything has traditionally been government based. Solstar's solution is a high-speed, reliable, and easy to use space communications platform leveraging existing billion-dollar commercial satellite communications networks.

We had our first successful test flight with Blue Origin, Jeff Bezos' rocket company, in April 2018. That test of our technology was a major success and a huge milestone in commercial space history. All we have to do now is scale to meet the needs of our customers in this rapidly developing industry.

WF: How did your company begin?

BARNETT: Solstar was created to meet this new need in space communications. More commercial payloads are flying in space today than ever before. They lack effective communications in flight and in space to the ground. We are providing that. We are bringing commercial access for the Internet Of Things to spaceflight.

Solstar is the culmination of my 30-year professional career. I have started and built companies in the commercial satellite communications market for 19 years. I started my first satellite communications company in 1999. My company was one of the first companies to specialize in providing internet communications for commercial and government aircraft, including NATO and Fortune 500 companies. Then we started developing the technology to provide communications to people and things in space. We successfully tested our patent-pending technology in space in 2013.

I created Solstar Space Company in 2017 to meet what I saw as a new market developing for this service. And we've already had a major success. People who are flying experiments in space are excited about using our service. I have noticed a particular interest in our Wi Fi from the younger generation of payloaders who represent the part of our customer base that will drive our revenues. We are also in a good position to ride the growth of. Commercial rocket companies have announced publically they plan to fly the first people into space very soon, as soon as this year, 2018. Solstar is very well positioned to service that market.

WF: Why is there an immediate need for this?

BARNETT:

We already have customers and a successful test flight in hand. There is an immediate and growing need for our services. More commercial payloads are flying in space today than ever before and even more are scheduled to fly. Nearly all of them need our service. Government payloads use government communications assets. Commercial assets need their own networks to meet IOT demand, cyber security, IP concerns, data rates, and more. We believe that only commercial assets can scale to meet the need, even one day perhaps offering service back to the Government itself. We're a lot more accessible for commercial customers on the ground and we're at an economical price for the first time ever. We're first to market.

We also believe individuals going to space will want to communicate back to people on Earth in real time. We also know there are more and more commercial uses of the international space station and they want to be able to communicate back to earth as well as other commercial assets that are going to be in space. Suborbital flights need communications in flight too. Developing those markets and letting them know there is an alternative to existing communication means, which are fairly restrictive and limited, is going to be an important part of this whole sales and marketing activity.

WF: Why is it so difficult for a commercial space company to develop wifi technology on their own?

BARNETT: They are focused on their goals, flying into space safely and back. They are experts at this. We are experts in communications. We become a sub contractor to meet their needs so they can maintain their focus. It is rocket science after all. The customers have satellites and payloads, which are flying anywhere from 17,000 miles an hour at 500 miles up to 22,000 miles up. Then how do you connect them to the internet? That is very difficult to do. But it is what we do, and that's what our pending patents are all about.

WF: Why is this the problem you decided to solve?

BARNETT:

First of all, we're meeting a market need. Second, it's fun. It's true rocket science and commercial at the cutting edge of the new frontier.

WF: Why do you see the biggest opportunity here in internet access as opposed to the variety of moving pieces that have to come together for commercial space? ^

BARNETT: Where others are focused on building the rockets, literally investing billions, we in turn are focused on the niche of providing communications for their payloads and passengers. Space is the cutting edge of technology, and in turn it is the cutting edge in terms of application of the Internet of Things to payloads and data for communications. More data will be coming from space than ever before and the bulk of this is commercial. It is a gap in the market that we intend to fill.

WF: How are you able to simulate the service on the ground? ^

BARNETT: We already tested our technology in space four years ago. That gives us pretty high confidence that it's going to work. We practice just like you do it with any other space mission. We simulate it just like it's going to be on launch day. We apply power to our space communicator before the simulated launch, just like it's going to be on the rocket. We count down, 10, nine, eight, seven, six, five, four, three, two, one, liftoff. That's when we start the data flow and we start looking at our data.

Editor's Note--- Barnett updated his answer after the successful April 29th, 2018 WiFi and Space Tweet test.

Since I answered this question the first time, we flew a successful test flight on Blue Origin's New Shepherd launch vehicle from their Texas Spaceport. It worked beautifully. We sent the first Tweet from space over commercial infrastructure via our Wi Fi.

WF: How do you make money? ^

BARNETT: We charge customers for air time. Solstar is part internet service provider and part aerospace company. We're a service company, so we charge for airtime and data; we have a subscription-based revenue model. We'll do it in a couple different ways. One is similar to when you're flying on airplanes and you pay for wifi for your flight. The airline charges you directly or you'll be charged by a third-party service like Excede. Most of our customers will be on Earth, who will use our apps to gain access to their space-based assets for a fee. We can't yet disclose what we'd charge a specific customer like passengers or equipment on a private rocket. We'll either charge you by the flight or by how much data you use over a month.

WF: How expensive is internet in space? ^

BARNETT:

We haven't announced our pricing yet. The market will set the price. There are many variables that go into pricing. What I can say is that we provide premium services at the highest level of customer service.

WF: What about potential competition? How quickly could someone catch up to you and decide to provide this very same service? ^

BARNETT:

I'm sure we will have competition. It proves the market is there. We have our intellectual property and successful test flights under our belt. Barriers to entry are time and effort. We've already put that in and understand what is needed next. Our technology's already proven in space. None of our competitors have done anything like this yet. However, we take nothing for granted and we aim to compete fiercely. Failure is not an option.

WF: What is your company’s sales cycle? ^

BARNETT: Sales cycles in the traditional aerospace industry can be pretty long. Fortunately for us, we already have customers, that we have developed over many years! We already have NASA contracts and agreements where they're buying our ride to space, worth approximately $10 million. That allows us to work with existing launch companies. Both Blue Origin (Jeff Bezos) and Virgin Galactic (Richard Branson) have contracts with NASA to fly our payload into space.

The other really important point here is that the billions of dollars of private money coming into the commercial market is creating fast developing opportunities and we are right there with them.

WF: What is the status of the overall commercial space industry? ^

BARNETT: We’re at the very beginning of an explosion. Jeff Bezos has publicly announced that they hope to fly people in 2019. Then Sir Richard Branson's company, Virgin Galactic, just had a test flight again. The commercial space industry today generates over $300 billion in annual revenues, and it is continuing to grow with this new segment of the industry. Our technology can be used here and in the larger industry itself. We are still exploring the implications.

WF: What could potentially go wrong that worries you the most? ^

BARNETT:

It is literal rocket science. We need to ensure that our technology works flawlessly and supports our customers when they most need it. My concern is that the market will grow so fast we can’t keep up. We need resources to grow the team to meet the potential demand.

WF: Why are you uniquely capable of making this business a success? ^

BARNETT: We have an experienced team. There are many areas of what we are doing that requires a specific batch of experience. Our management team covers all those bases. We set really important and challenging milestones, and we achieve those. We know what needs to be done and can do it. Then we have young people that are coming onboard. The really cool thing is that we're getting interest from young people who want to be a part of building the business. Now we just need the resources.

WF: What are you raising money for? ^

BARNETT: In a broad sense, these funds will be for sales and product development. The funds will enable us to create and close deals, and to make critical advancements to our software apps and our space communicator products for suborbital and orbital applications. It's all sales, product development, and filling out our management team.

RISKS

1 The commercial spaceflight industry is in its early stages. A spacecraft accident resulting in the death of a paying commercial customer too early after commercial flights have begun could have negative impact on Solstar's ability to sell its services. The federal government may stop commercial flights while the accident is investigated.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Solstar Space Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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